UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013

R. R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive

Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 23, 2013, R. R. Donnelley & Sons Company, a Delaware corporation (“R. R. Donnelley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Consolidated Graphics, Inc., a Texas corporation (“Consolidated Graphics”), and Hunter Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of R. R. Donnelley (“Merger Sub”).

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Consolidated Graphics (the “Merger”), with Consolidated Graphics as the surviving corporation in the Merger (the “Surviving Corporation”). Pursuant to the Merger Agreement, each share of common stock of Consolidated Graphics, par value $0.01 per share (each, a “Consolidated Graphics Share”), issued and outstanding immediately prior to the consummation of the Merger (other than Consolidated Graphics Shares owned by R. R. Donnelley, Merger Sub, R. R. Donnelley’s other subsidiaries, Consolidated Graphics or its subsidiaries and by shareholders of Consolidated Graphics who have exercised and not withdrawn dissenters’ rights for appraisal under Texas law) will be converted into the right to receive (i) an amount in cash equal to $34.44 and (ii) 1.651 shares of R. R. Donnelley’s common stock, par value $1.25 per share (each, a “R. R. Donnelley Share”).

R. R. Donnelley and Consolidated Graphics have made customary representations, warranties and covenants in the Merger Agreement, including covenants regarding the operation of their respective businesses prior to the closing and a customary “no shop” covenant prohibiting Consolidated Graphics from soliciting, or providing non-public information or entering into discussions or negotiations concerning, proposals relating to alternative business combination transactions. In addition, R. R. Donnelley and Consolidated Graphics have agreed to use reasonable best efforts to obtain necessary regulatory approvals.

The consummation of the Merger is subject to customary conditions, including the (i) approval of the Merger Agreement by shareholders of Consolidated Graphics, (ii) absence of any law or order prohibiting the closing, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) effectiveness of the registration statement on Form S-4 that R. R. Donnelley will file to register the R. R. Donnelley Shares to be issued in the Merger and (v) approval of the listing of the R. R. Donnelley Shares to be issued in the Merger on Nasdaq.

The Merger Agreement may be terminated by each of R. R. Donnelley and Consolidated Graphics under certain circumstances, including if the Merger is not consummated by July 23, 2014 (which date can be extended to October 23, 2014 to obtain certain regulatory approvals). The Merger Agreement contains certain termination rights for both R. R. Donnelley and Consolidated Graphics, and further provides that, upon termination of the Merger Agreement under specified circumstances, Consolidated Graphics will be obligated to pay R. R. Donnelley a termination fee of $15 million plus up to $3 million of expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this Current Report by reference.

Voting Agreement

Concurrently with the execution of the Merger Agreement, Joe R. Davis (the “Shareholder”), the Chairman of the Board and Chief Executive Officer of Consolidated Graphics, entered into a Voting Agreement with R. R. Donnelley and Consolidated Graphics (the “Voting Agreement”), pursuant to which the Shareholder has agreed to vote all of the Consolidated Graphics Shares beneficially owned by him (the “Covered Shares”) in favor of the approval of the Merger Agreement.

The Voting Agreement prohibits the Shareholder from transferring the Covered Shares, subject to certain exceptions, and contains a customary “no shop” covenant prohibiting the Shareholder from soliciting, or providing non-public information or entering into discussions or negotiations concerning, proposals relating to alternative business combination transactions. The Voting Agreement also contains restrictions on the Shareholder’s ability to compete or interfere with the business of R. R. Donnelley and its affiliates (including the Surviving Corporation and its subsidiaries) for a period of three years after the closing of the Merger. In addition, the Shareholder and R. R. Donnelley have agreed to negotiate and execute a consulting agreement under which the Shareholder would act as a consultant to R. R. Donnelley for three years after the closing of the Merger for $200,000 per year.

The Voting Agreement terminates upon the termination of the Merger Agreement or on the date of any amendment or modification to the Merger Agreement that decreases the amount of, or changes the mix of cash and stock comprising, the consideration to be paid to the shareholders of Consolidated Graphics in connection with the Merger.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this Current Report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1.	Agreement and Plan of Merger among Consolidated Graphics, Inc., R. R. Donnelley & Sons Company and Hunter Merger Sub, Inc., dated as of October 23, 2013.

Exhibit 10.1.	Voting Agreement among R. R. Donnelley & Sons Company, Joe R. Davis and Consolidated Graphics, Inc., dated as of October 23, 2013.

Additional Information and Where To Find It

This report relates to a proposed transaction between R. R. Donnelley and Consolidated Graphics, which will become the subject of a registration statement on Form S-4 and proxy statement/prospectus forming a part thereof, to be filed with the SEC by R. R. Donnelley and Consolidated Graphics. This report is not a substitute for the registration statement and proxy statement/prospectus that R. R. Donnelley and Consolidated Graphics will file with the SEC or any other documents that R. R. Donnelley or Consolidated Graphics may file with the SEC or send to shareholders of Consolidated Graphics in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF CONSOLIDATED GRAPHICS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED BY R. R. DONNELLEY OR CONSOLIDATED GRAPHICS WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by R. R. Donnelley or Consolidated Graphics with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the registration statement, proxy statement/prospectus and other relevant documents filed by R. R. Donnelley with the SEC will be available free of charge on R. R. Donnelley’s internet website at http://investor.rrd.com/sec.cfm or by contacting R. R. Donnelley’s Investor Relations Department at (800) 742-4455. Copies of the proxy statement/prospectus and other relevant documents filed by Consolidated Graphics with the SEC will be available free of charge on Consolidated Graphics’ internet website at http://investors.cgx.com/phoenix.zhtml?c=78535&p=irol-sec or by contacting Consolidated Graphics’ Investor Relations Department at (713) 787-0977.

No Offer or Solicitation

This report does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

R. R. Donnelley, Consolidated Graphics, and their respective directors and executive officers may be considered participants in the solicitation of proxies from shareholders of Consolidated Graphics in connection with the proposed transaction. Information about the directors and executive officers of Consolidated Graphics is set forth in its proxy statement for its 2013 annual meeting of shareholders, which was filed with the SEC on July 9, 2013. Information about the directors and executive officers of R. R. Donnelley is set forth in its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 15, 2013. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Use of Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of R. R. Donnelley, its expectations relating to the proposed transaction with Consolidated Graphics and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about R. R. Donnelley managements’ beliefs and expectations, are forward-looking statements. Words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely”, “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While R. R. Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond R. R. Donnelley’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from R. R. Donnelley’s current expectations depending upon a number of factors affecting R. R. Donnelley’s business and risks associated with the successful execution and integration of the proposed transaction with Consolidated Graphics and the performance of R. R. Donnelley’s business following such transaction. These factors include, among others, the inherent uncertainty associated with financial projections; the volatility and disruption of the capital and credit markets, and adverse changes in the global economy; factors that affect customer demand, including changes in postal rates and postal regulations, changes in the capital markets, changes in advertising markets, the rate of migration from paper-based forms to digital format, customers’ budgetary constraints and customers’ changes in short-range and long-range plans; customers’ financial strength; shortages or changes in availability, or increases in costs of, key materials (such as ink, paper and fuel); changes in tax laws or interpretations that could increase R. R. Donnelley’s consolidated tax liabilities; the reliability of the participants to R. R. Donnelley’s lending agreements; competitive pressures in all markets in which R. R. Donnelley operates; successful completion of the proposed transaction with Consolidated Graphics; the ability to implement plans for the integration of the proposed transaction, including with respect to sales forces, cost containment, asset rationalization and other key strategies and the ability to recognize the anticipated synergies and benefits of the proposed transaction; the receipt of required regulatory approvals for the proposed transaction (including the approval of antitrust authorities necessary to complete the proposed transaction); and such other risks and uncertainties detailed in R. R. Donnelley’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in R. R. Donnelley’s Form 10-K for the fiscal year ended December 31, 2012, in R. R. Donnelley’s subsequent filings with the SEC and in other investor communications of R. R. Donnelley from time to time. R. R. Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: October 24, 2013

	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Consolidated Graphics, Inc., R. R. Donnelley & Sons Company and Hunter Merger Sub, Inc., dated as of October 23, 2013.

10.1	Voting Agreement among R. R. Donnelley & Sons Company, Joe R. Davis and Consolidated Graphics, Inc., dated as of October 23, 2013.